UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 8, 2005

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32883 (Commission File Number)	13-4088127 (IRS Employer Identification No.)

5677 Airline Road, Arlington, Tennessee (Address of principal executive offices)	38002 (Zip Code)

Registrant’s telephone number, including area code:     (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 . Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1 EXECUTIVE PERFORMANCE INCENTIVE PLAN
EX-10.2 EMPLOYMENT AGREEMENT
EX-99 PRESS RELEASE

Item 1.01 . Entry into a Material Definitive Agreement.

On February 8, 2005, the Board of Directors of Wright Medical Group, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors (the “Committee”), adopted the Wright Medical Group, Inc. Executive Performance Incentive Plan (the “Plan”). All officers of the Company, including executive officers, are eligible to participate in the Plan and receive bonus awards, if any, payable thereunder. The Plan provides that for each Plan year, the Committee will establish the method for determining the amount of bonus available to be paid to all officers under the Plan (the “Bonus Pool”), the portion of the Bonus Pool allocable to each officer, the individual performance goals for each officer, and the frequency of potential awards. The Committee will establish the Bonus Pool based upon specific measures of the Company’s financial performance, which include, but are not limited to, the Company’s sales, operating income, pre-tax income, net income and earnings per share. The Committee also will establish individual performance goals, which include financial and operational performance measures, for each officer based upon his or her responsibility within the Company. After the conclusion of the Plan year, the Committee will determine the bonus award for each officer by multiplying such officer’s percentage achievement of his or her individual performance goals by such officer’s allocable portion of the Bonus Pool. The amount of a bonus award payable to an officer under the Plan can vary from zero to 200% of his or her annual base salary. Each officer must be an active, ongoing employee of the Company at the time of payment to be eligible for a payment under the Plan. A copy of the Plan is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

For the 2005 Plan year, the Committee has determined that the Bonus Pool will be established based upon the Company’s performance as compared to a specified target for operating income. The Bonus Pool will be established, and bonus awards will be paid to officers under the Plan, only if the Company meets this performance measure.

On February 8, 2005, Wright Medical Technology, Inc. (“WMT”), a wholly-owned subsidiary of the Company, entered into an employment agreement with Brian T. Ennis, President – International. The agreement provides that WMT will pay or provide to Mr. Ennis, as compensation for his services, an annual base salary of $223,700, incentive compensation in accordance with the Plan, paid annual vacation of at least five weeks, sick leave consistent with WMT’s policies, and a car allowance. The agreement also contains provisions relating to the termination of Mr. Ennis’ employment with WMT and provides that Mr. Ennis is entitled to receive severance payments under certain termination circumstances. A copy of the agreement is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 10, 2005, the Company issued a press release announcing its consolidated financial results for the quarter and year ended December 31, 2004. A copy of the press release is furnished as Exhibit 99 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description

10.1	Wright Medical Group, Inc. Executive Performance Incentive Plan.

10.2	Employment Agreement dated as of February 8, 2005, between Wright Medical Technology, Inc. and Brian T. Ennis.

99	Press release issued by Wright Medical Group, Inc. on February 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2005

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Laurence Y. Fairey
Laurence Y. Fairey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Wright Medical Group, Inc. Executive Performance Incentive Plan.

10.2	Employment Agreement dated as of February 8, 2005, between Wright Medical Technology, Inc. and Brian T. Ennis.

99	Press release issued by Wright Medical Group, Inc. on February 10, 2005.